SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement          |_|  Soliciting Material Under Rule
|_|  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials




                             Bluegreen Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
|_|  Fee paid previously with preliminary materials:

________________________________________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                              [LOGO] bluegreen(R)

                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431
                     Tel: (561) 912-8000 Fax: (561) 912-8100

                                                                  April 18, 2005

To our Shareholders:

      You are cordially invited to attend our Annual Meeting of Shareholders, which will be held at the Westin Cypress Creek, 400 Corporate Drive, Ft. Lauderdale, FL 33334, on Tuesday, May 17, 2005, at 11:30 a.m., local time.

      The accompanying Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting and contain certain information about us and our officers and directors.

      Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, and we sincerely hope you will, you may vote in person even if you have previously mailed a proxy card.

      Thank you for your attention and continued interest in our company. We look forward to seeing you at the meeting.

Very truly yours,


/S/ GEORGE F. DONOVAN

George F. Donovan,
President and Chief Executive Officer

"BLUEGREEN,""BLUEGREEN COMMUNITIES" and the "BLUEGREEN Logo" trademarks are registered in the U.S. Patent and Trademark Office.

                              BLUEGREEN CORPORATION
                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 2005

      Our Annual Meeting of Shareholders will be held at the Westin Cypress Creek, 400 Corporate Drive, Ft. Lauderdale, FL 33334, on Tuesday, May 17, 2005, at 11:30 a.m., local time, to consider and act on the following matters:

      (1) To elect three directors to the Company's Board of Directors to serve for a three-year term.

      (2)   To approve our 2005 Stock Incentive Plan.

      (3) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      The matters listed above are more fully described in the Proxy Statement delivered with this Notice.

      The close of business on March 28, 2005 has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

      THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

By order of the Board of Directors,


/S/ JAMES R. MARTIN

James R. Martin,
Clerk
April 18, 2005

                              BLUEGREEN CORPORATION
                      4960 Conference Way North, Suite 100
                            Boca Raton, Florida 33431
                                 (561) 912-8000

                                   ----------

                         Annual Meeting of Shareholders

                                  May 17, 2005

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                          INFORMATION ABOUT THE MEETING

      This Proxy Statement is being furnished to the holders of common stock, par value $0.01 per share (the "Common Stock") of Bluegreen Corporation, a Massachusetts corporation (the "Company"), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Westin Cypress Creek, 400 Corporate Drive, Ft. Lauderdale, FL 33334, on Tuesday, May 17, 2005, at 11:30 a.m., local time, and at any adjournment or postponement thereof.

      It is anticipated that this Proxy Statement, the accompanying notice and the enclosed proxy, together with our annual report to shareholders, will first be mailed to shareholders on or about April 18, 2005.

What is the purpose of the Annual Meeting?

      At the Annual Meeting, shareholders will act upon proposals regarding the election of directors, the approval of the Company's 2005 Stock Incentive Plan and any other business as may properly come before the meeting or any postponements or adjournments thereof. After the formal meeting has been adjourned, management will report on our performance and respond to appropriate questions from shareholders.

Who is entitled to vote at the Annual Meeting?

      Record holders of Common Stock at the close of business on March 28, 2005 (the "Record Date") may vote at the Annual Meeting and any adjournments or postponements thereof.

What are the voting  rights of the  holders of  Bluegreen  Corporation's  Common
Stock?

      Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share in person or by proxy at the Annual Meeting.

What is the difference between a shareholder of record and a "street name" holder?

      If your shares are registered directly in your name with Mellon Investor Services, our stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account, by a bank or other nominee, or if you hold shares of our Common Stock in the Bluegreen Corporation Retirement Savings Plan, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in "street name."

Who can attend the Annual Meeting?

      All shareholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest.

      IF YOU ATTEND, PLEASE NOTE THAT YOU MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT. CAMERAS, RECORDING DEVICES AND OTHER ELECTRONIC DEVICES WILL NOT BE PERMITTED AT THE MEETING.

      REGISTERED SHAREHOLDERS SHOULD BRING THE ADMISSION TICKET ATTACHED TO THEIR PROXY CARD IN ORDER TO FACILITATE THEIR REGISTRATION PROCESS. PLEASE ALSO NOTE THAT IF YOU HOLD YOUR SHARES IN "STREET NAME" AND THEREFORE YOU DID NOT RECEIVE AN ADMISSION TICKET ATTACHED TO YOUR PROXY CARD, YOU WILL NEED TO BRING A COPY OF THE BROKERAGE STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE AND CHECK IN AT THE REGISTRATION DESK AT THE MEETING.

What constitutes a quorum?

      The presence at the Annual Meeting, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. The number of shares of Common Stock outstanding and entitled to vote on the Record Date was 30,317,296, with each share being entitled to one vote. Thus the presence in person or by proxy of the holders of 15,188,965 shares of Common Stock will be required to establish a quorum.

What vote is required to approve a proposal?

      The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors.

      For the approval of the Company's 2005 Stock Incentive Plan, the affirmative vote of the holders of a majority of the votes cast will be required for approval. Since abstentions are treated for these purposes as votes cast on the proposal, an abstention will effectively count as a vote against the adoption of the proposal.

      Automatic Data Processing, Inc. Investor Communication Services ("ADP") will tabulate the votes, subject to the supervision of persons designated by the Board of Directors as inspectors.

How are "broker non-votes" counted?

      If you hold your shares in "street name" through a broker, bank or other nominee and you have not provided voting instructions to your broker, bank or nominee, then whether your broker, bank or nominee may vote your shares in its discretion depends on the proposal before the meeting. Under the rules of the New York Stock Exchange ("NYSE"), your broker, bank or nominee may vote your shares in its discretion on "routine matters." The election of directors is a routine matter on which brokers, banks and nominees will be permitted to vote your shares if no voting instructions are furnished. The rules of the NYSE, however, do not permit your broker, bank or nominee to vote your shares in its discretion on proposals that are not considered "routine matters." The approval of the Company's 2005 Stock Incentive Plan is a non-routine matter. Accordingly, if your broker has not received your voting instructions with respect to this proposal, your broker cannot vote your shares on the proposal. This is called a "broker non-vote." However, because shares that constitute broker non-votes (which include shares as to which brokers withhold authority) will not be considered entitled to vote on such matters, broker non-votes will have no effect on the outcome of either of the proposals.

How do I vote?

      If you are a record shareholder, then you can give a proxy to be voted at the Annual Meeting by completing and mailing the enclosed proxy card. If you hold your shares in "street name," then you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

      If you are a record shareholder, then you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting. If you are a "street name" holder, then you may vote your shares in person at the Annual Meeting only if you have obtained a signed proxy from your broker, bank or nominee giving you the right to vote the shares.

      Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I do not specify how I want my shares voted?

      If you do not specify on your proxy card how you want to vote your shares, the proxy will be voted FOR the election of the nominees for director and FOR the approval of the Company's 2005 Stock Incentive Plan. Although the Board of Directors is unaware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment on those matters.

Can I vote by telephone or electronically?

      If you are a record shareholder, you can only vote by returning your proxy card in the enclosed envelope or by attending the Annual Meeting in person. If your shares are held in "street name," you may vote by mail, telephone, or electronically through the Internet, by following the instructions included with the proxy card that has been provided by your broker, bank or other nominee.

Can I change my vote after I return my proxy card?

      Yes. A shareholder may revoke their proxy by providing written notice of revocation addressed to James R. Martin, Clerk, at the above address or in person at any time before it is voted. Submission of a later dated and signed proxy will also revoke an earlier dated proxy. The powers of the proxy holders will be suspended if you attend the Annual Meeting and vote in person, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) shares?

      If you participate in the Bluegreen Corporation Retirement Savings Plan, you may give voting instructions as to the number of shares of Common Stock credited to your account as of the Record Date. You may provide voting instructions to SunTrust Bank (the "Trustee"), by completing and returning the proxy card accompanying this proxy statement. The Trustee will vote your shares in accordance with your duly executed instructions received by 11:59 p.m. on May 12, 2005. If you do not send instructions, the Trustee will vote the number of shares equal to the shares of Common Stock credited to your account as of the Record Date in the same proportion that it votes shares for which it did receive timely instructions.

      You may also revoke previously given voting instructions by filing with ADP either a written notice of revocation or a properly completed and signed proxy card bearing a later date, as long as such notice is received by ADP by 11:59 p.m. on May 12, 2005. The Trustee will keep your voting instructions confidential.

What is the Board's recommendation?

      The Board of Directors recommends a vote FOR all of the nominees for director and FOR the approval of the Company's 2005 Stock Incentive Plan. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

                              CORPORATE GOVERNANCE

      Pursuant to our by-laws, our business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of our business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Director Independence

      The Board of Directors undertook a review of each director's independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported below under "Certain Relationships and Related Transactions." The Board also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under applicable laws and regulations and the NYSE listing standards. As permitted by the listing standards of the NYSE, the Board of Directors determined that certain categories of relationships would not constitute material relationships that would impair a member's independence. The Board of Directors determined that the following relationships will not be deemed to be material relationships which impair independence: (i) serving on third party boards of directors with other members of the Board of Directors, (ii) payments or charitable gifts by us to entities with which a director is an executive officer or employee where such payments do not exceed the greater of $1 million or 2% of such company's or charity's consolidated gross revenues, (iii) investments by directors in common with each other or us and (iv) direct or indirect ownership of our Common Stock. As a result of its review of the transactions and relationships of each of the members of the Board of Directors, and considering these categorical standards, the Board of Directors affirmatively determined that a majority of our Board members, including Norman Becker, J. Larry Rutherford, Arnold Sevell, Scott Holloway, Mark Nerenhausen, and Lawrence Cirillo, are independent directors within the meaning of the listing standards of the NYSE and applicable law.

Committees of the Board of Directors and Attendance at Meetings of the Board of Directors

      Our Board of Directors has established Audit, Compensation, Nominating and Corporate Governance, and Investment Committees. In addition, the Board of Directors may, from time to time, establish special committees to address specific, significant matters. The Board of Directors has adopted a written charter for the Audit, Compensation and Nominating and Corporate Governance Committees and has adopted Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the "Investor" section of our website at www.bluegreenonline.com, and each is available in print, without charge, to any shareholder.

      Our Board of Directors held twelve meetings during the year ended December 31, 2004. Each director attended at least 75% of the meetings of the Board of Directors and meetings of the committees of the Board of Directors on which he served. All of our directors attended our 2004 Annual Meeting of Shareholders, although we do not have a policy requiring them to do so.

      Audit Committee. During 2004, the Audit Committee consisted of Norman Becker, Chairman, J. Larry Rutherford and Arnold Sevell. The Board has determined that all members of the Audit Committee are "financially literate" and "independent" within the meaning of the listing standards of the NYSE and applicable Securities and Exchange Commission ("SEC") regulations. Norman Becker was determined to be qualified as the audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee met nine times during 2004. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditor. Additionally, the Audit Committee assists the Board's oversight of: (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of our independent auditor and
(iv) the performance of our internal audit function. A report from the Audit Committee is included at page 13.

      Compensation Committee. During 2004, the Compensation Committee consisted of Scott Holloway, Chairman, J. Larry Rutherford and Mark Nerenhausen. Each of the members of the Compensation Committee is considered independent within the meaning of the listing standards of the NYSE. The Committee met once during 2004. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to compensation of our executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of our other executive officers. It also assists the Board of Directors in the administration of our equity-based compensation plans. A report from the Compensation Committee is included at page 10.

      Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee are employed by us or any of our subsidiaries.

      Nominating and Corporate Governance Committee. During 2004, the Nominating and Corporate Governance Committee consisted of Arnold Sevell, Chairman, Norman Becker and Lawrence Cirillo. Each of the members of the Nominating and Corporate Governance Committee is considered independent within the meaning of the listing standards of the NYSE. The Nominating and Corporate Governance Committee met
once during 2004. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for us, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.

      Generally, the Committee will identify candidates through the business and other organization networks of the directors and management. The Committee will also consider candidates nominated by the Company's shareholders. Candidates for director will be selected on the basis of the contributions the Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Committee considers appropriate. In assessing potential new directors, the Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate's background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and our evolving needs. We also require that our Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending Board and applicable committee meetings. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate's election to the full Board.

      This year, Scott W. Holloway, who was appointed as a director by the Board in 2003, will stand for election by the shareholders for the first time. Mr. Holloway, whose background is in real estate development, was recommended by Alan B. Levan, our Chairman of the Board. Mr. Holloway was selected based on his administrative skills, business experience and active involvement in the community.

      Investment Committee. During 2004, the Investment Committee consisted of Alan B. Levan, Chairman, John E. Abdo and J. Larry Rutherford. The Investment Committee met 15 times in 2004. The Investment Committee assists the Board in supervising and overseeing the management of our investments in capital assets. Specifically, the Investment Committee (i) reviews and approves all real property acquisitions and (ii) authorizes new project debt subject to guidelines established by the Board. The approval of the Investment Committee is required prior to our acquisition of real estate or for project financing.

      Executive Sessions of Non-Management and Independent Directors. Our non-management directors had one executive session of the Board in which management directors and other members of management did not participate. Arnold Sevell was the presiding director for this session.

Director Compensation

      The Board of Directors sets the compensation of the Board members based on factors it considers appropriate and based on the recommendations of management. Directors, other than Messrs. Levan and Abdo (who have waived their fees) and Mr. Donovan (who, as an employee, does not receive directors' fees), receive an annual retainer of $36,000 (paid in monthly increments of $3,000 for each month that the non-employee served as a director) and reimbursement of reasonable out-of-pocket travel expenses to attend meetings of the Board of Directors and its committees. In addition, the Chairman of the Audit Committee (currently Norman Becker) receives an additional annual retainer of $7,000 (paid in quarterly increments of $1,750). Members of the Audit Committee (other than the Chairman) receive additional annual retainers of $3,000 each (paid in quarterly increments of $750). In addition, each of our non-employee directors, other than Messrs. Levan and Abdo, receive a grant of stock options to purchase 5,000 shares of Common Stock under the Company's 1998 Non-Employee Directors Stock Option Plan or its 1995 Stock Incentive Plan on an annual basis. The exercise price is equal to the closing market price of the Common Stock on the NYSE on the date of grant. These options vest immediately upon grant and have a ten-year term.

      Additionally, Messrs. Sevell (Chairman), Becker, Cirillo, Holloway, Nerehausen and Rutherford each received retainers and meeting fees totaling $36,000, $25,000, $26,000, $25,500, $25,500 and $26,000, respectively, in connection with their services on a special committee assignment of the Board of Directors.

Shareholder Communications with the Board

      Shareholders who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to Investor Relations, Bluegreen Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431. The letter should include a statement indicating that the sender is a shareholder. Depending on the subject matter, we will:

      o forward the letter to the director or directors to whom it is addressed;

      o attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

      o not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

      A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

      We have a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. We intend to post amendments to or waivers from our Code of Ethics to the extent applicable to directors or executive officers (including our chief executive officer, principal financial officer or principal accounting officer) on our website. There were no such waivers from, or amendments to, our Code of Ethics subsequent to adoption of the Code of Ethics in 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our officers, directors and persons who own more than 10% of our Common Stock to file reports with the SEC disclosing their ownership of our stock and changes in such ownership. Copies of such reports are also required to be furnished to us. Based solely on a review of the copies of such reports received by us and written representations that no other reports were required, we believe that, during the year ended December 31, 2004, all such filing requirements were complied with on a timely basis, with the exception of the following: (i) a Form 3 filed late by Sheila Beauchensne, Senior Vice President and Chief Information Officer; (ii) a Form 4 filed late by Daniel Koscher, Senior Vice President and President of Bluegreen Communities, relating to Mr. Koscher's exercise of 30,000 stock options and (iii) a Form 4 filed late by J. Larry Rutherford, one of our directors, relating to Mr. Rutherford's exercise of 60,000 stock options.

                         PROPOSALS AT THE ANNUAL MEETING

Proposal 1 - Election of Nominees for Director

      There are currently 10 members of the Board of Directors. Our by-laws provide that the directors are classified, with respect to the time for which they hold office, into three classes, as nearly equal in number as possible.

Directors are elected for three-year terms. The term of office of the directors in one of the classes expires each year, and their successors are elected at each annual meeting of shareholders for a term of three years and until their successors are duly elected. The Nominating and Corporate Governance Committee recommended for nomination and the Board has nominated Messrs. Abdo, Holloway and Laguardia for election to the class, the term of which expires in 2008.

      Unless contrary instructions are received, the enclosed proxy will be voted for the election of the three nominees listed below. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NAMED NOMINEES. Messrs. Abdo, Holloway and Laguardia, each of whom currently serves as a director, were recommended for election and have consented to serve, if elected, for the term described herein. Although the Board of Directors does not contemplate that any of the nominees will be unavailable for election, in the event that vacancies occur unexpectedly, the enclosed proxy, unless authority has been withheld as to such nominee, will be voted for such substituted nominees, if any, as may be designated by the Board.

      The principal occupations and business experience of the nominees for director, and each director whose term will continue following the Annual Meeting, for the preceding five years along with any directorships of other publicly owned or registered investment companies are as follows:

Nominees for Election at the 2005 Annual Meeting, Each of Whom Will Serve for a Term of Three Years Expiring in 2008

      John E. Abdo, age 61, became a director in 2002. In May 2002, Mr. Abdo was elected as Vice Chairman of our Board. Mr. Abdo has been the Vice Chairman of BankAtlantic Bancorp, Inc. ("BBC"), a publicly held financial services holding company principally engaged through its subsidiaries in banking and investment banking, since 1994 and a director of BankAtlantic, BBC's banking subsidiary, since 1984. He has been employed as Vice Chairman of BankAtlantic since 1987 and Chairman of the Executive Committee of BankAtlantic since 1985. Mr. Abdo has also served as Vice Chairman of the Board and President of Levitt Corporation ("Levitt"), a publicly held real estate development company, since 1985. Mr. Abdo has also served as a director of BFC Financial Corporation ("BFC") since 1988 and as the Vice Chairman of the Board of BFC since 1993. BFC is a publicly held savings bank holding company whose principal assets are its interests in BBC and Levitt. Mr. Abdo is also a director of Benihana, Inc. ("Benihana"), a publicly traded company engaged in the restaurant business.

      Scott W. Holloway, age 56, became a director in October 2003. Since 1986, Mr. Holloway has served as a principal of Hampton Financial Group, Inc. ("HFG"), a company involved in real estate development, investment, management and mortgage brokerage. In 2000, Mr. Holloway co-founded Holloway Irrigation Systems, Inc., a company that develops irrigation and growing systems for outdoor container-grown plants. In 2001, HFG established iCAP Realty Advisors, LLC, a national commercial mortgage banking and investment sales company.

      John Laguardia, age 66, became a director in 2000. Since 2004, he has been the Chairman of the Board and Chief Executive Officer of Bowden Building Corporation, a subsidiary of Levitt. From 1999 through April 2004, he was the President, Chief Executive Officer and Chief Operating Officer of ALH II, Inc., a holding company involved in the roll-up of regional homebuilders located in the southeastern United States. From 1997 through 1999, Mr. Laguardia served as the Executive Vice President and Chief Operating Officer of Atlantic Gulf Communities Corporation ("Atlantic Gulf"), a publicly traded real estate development company. Mr. Laguardia was the President and Chief Executive Officer for American Heritage Homes from 1994 to 1997.

Directors Continuing in Office, Each of Whom will Serve Until 2006

      Norman H. Becker, age 67, became a director in March 2003. Mr. Becker is currently, and has been for more than 10 years, self-employed as a certified public accountant. Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for more than 10 years. Mr. Becker is also a director of Benihana. In addition, Mr. Becker is an officer of Proguard Acquisition Corp. and Correction Services International, Inc.

      J. Larry Rutherford, age 59, became a director in 1997. Since September 1999, Mr. Rutherford has been the President and Chief Executive Officer of SouthStar Development Partners, Inc., a real estate developer. From 1990 to 1999, he served as the President and Chief Executive Officer of Atlantic Gulf.

      Arnold Sevell, age 57, became a director in 2002. For more than five years, Mr. Sevell has been the President of Sevell Realty Partners, Inc. (and its predecessor company), a full-service commercial real estate firm, and an affiliated company, Sevell Realty Holdings, Inc.

Directors Continuing in Office, Each of Whom will Serve until 2007

      Alan B. Levan, age 60, became a director in 2002. In May 2002, Mr. Levan was elected as our Chairman of the Board. Mr. Levan has been the Chairman of the Board, President and Chief Executive Officer of BBC since 1994, and President and Chairman of the Board of BankAtlantic since 1987. Mr. Levan also serves as Chairman of the Board and Chief Executive Officer of Levitt. Mr. Levan has also served as the Chairman of the Board, President and Chief Executive Officer of BFC or its predecessors since 1978.

      Lawrence A. Cirillo, age 66, became a director in October 2003. Mr. Cirillo was Principal Partner and President of Atlantic Chartering, an oil tanker brokerage company, from 1979 until Atlantic Chartering merged with Seabrokers, Inc., a subsidiary of Clarkson, Ltd. Mr. Cirillo served as a Vice President of Seabrokers, Inc. until 2000. From 2000 to present, Mr. Cirillo has served as a tanker broker with Southport Maritime, Inc.

      George F. Donovan, age 66, joined us as a director in 1991 and was appointed President and Chief Operating Officer in October 1993. He became Chief Executive Officer in December 1993. Mr. Donovan has served as an officer of a number of other recreational real estate corporations, including Leisure
Management International, of which he was President from 1991 to 1993, and Fairfield Communities, Inc., of which he was President from April 1979 to December 1985. Mr. Donovan holds a B.S. in Electrical Engineering and is a Registered Resort Professional.

      Mark A. Nerenhausen, age 50, became a director in October 2003. Since 1998, Mr. Nerenhausen has served as President and Chief Executive Officer of the Broward Center for the Performing Arts in Fort Lauderdale, Florida. Mr. Nerenhausen also serves as an adjunct professor for the graduate program at Florida International University.

Director Emeritus

      Joseph C. Abeles, age 90, a private investor, served as a director from 1987 through 2000. Mr. Abeles currently holds the honorary title of Director Emeritus and has no voting power on our Board of Directors.

Certain Relationships and Other Transactions

      During fiscal 2000, we advanced Mr. Donovan $180,000 as a home equity loan, which bears interest at the prime lending rate (which was 5.25% per annum at December 31, 2004). Mr. Donovan delivered a new $125,045 promissory note representing the outstanding balance on this loan plus all accrued interest as of July 1, 2002. Mr. Donovan is paying the balance of this new promissory note plus interest at the prime lending rate (adjusted annually) through payroll deductions over 60 months, which commenced on August 1, 2002. The outstanding balance on this loan as of December 31, 2004 was approximately $67,187.

      Any existing loans to our officers and employees other than in the ordinary course of business have been approved by a majority of disinterested, non-management directors. It is also our policy that any transaction with an employee, officer, director or principal shareholder, or affiliate of any of them, involving in excess of $10,000 (other than in the ordinary course of our business) shall be approved by a majority vote of disinterested directors, and any such transaction will be on terms no less favorable to us than those which could reasonably be obtained from an independent third party. In accordance with applicable regulations, we will not make any new loans to, or advances on behalf of, our executive officers nor will we modify in any respect any currently outstanding loan to any executive officer.

      The Company performs risk management services for Levitt, which owns a 31.4% beneficial interest in the Company, and its affiliates BFC and BBC. The Company billed Levitt and its affiliates approximately $177,000 for risk management services during 2004, of which approximately $106,000 was unpaid as of December 31, 2004.

Summary Compensation Table

      The following table sets forth compensation for the past three fiscal years for our Chief Executive Officer and our other four most highly compensated executive officers (the "Named Executive Officers").

                                                                                       Long-Term Compensation
                                                     Annual Compensation                        Awards
                                                     -------------------                        ------
                                                                                    Securities
                                                                         Bonus      Underlying       All Other
      Name and Principal Position            Fiscal Year  Salary ($)     ($)(1)   Options (#)(2)  Compensation ($)
      ---------------------------            -----------  ----------     ------   --------------  ----------------
George F. Donovan                              2004        $500,000     $662,129           --        $  5,864(3)
  President and Chief Executive Officer        2003        $500,000     $690,068      140,896        $  7,500
                                               2002(5)     $375,000     $570,313           --        $ 67,324

John F. Chiste                                 2004        $300,000     $397,277           --        $  1,714(3)
  Senior Vice President,                       2003        $300,000     $369,041       63,389        $  1,000
  Treasurer and Chief Financial Officer        2002(5)     $225,000     $273,938           --        $  6,217

Daniel C. Koscher                              2004        $300,000     $915,710           --        $  1,675(3)
  Senior Vice President,                       2003        $300,000     $432,790       89,224        $  1,000
  President - Bluegreen Communities            2002(5)     $206,250     $223,596           --        $  5,496

John M. Maloney, Jr. (4)                       2004        $300,000     $458,980           --        $  1,522(3)
  Senior Vice President,                       2003        $275,000     $406,757      100,000        $     --
  President - Bluegreen Resorts                2002(5)     $206,250     $152,474           --        $    600

Douglas O. Kinsey (4)                          2004        $260,000     $150,000           --        $     --
  Senior Vice President,                       2003        $157,000     $  5,833           --        $     --
  Acquisitions and Development                 2002(5)           --           --           --        $     --

----------
(1) Amounts represent bonuses earned for the fiscal year and paid during the subsequent fiscal year.

(2)   Figures  represent  stock options  granted under our 1995 Stock  Incentive
      Plan.

(3) Other compensation for the year ended December 31, 2004 consists of amounts we paid to match a portion of the Named Executive Officers' 401(k) contributions (Mr. Donovan - $1,000; Mr. Chiste - $1,000; Mr. Koscher - $1,000; and Mr. Maloney - $1,000) and premiums paid for life insurance policies for the benefit of each Named Executive Officer (Mr. Donovan - $4,864; Mr. Chiste - $714; Mr. Koscher - $675; and Mr. Maloney - $522).

(4) Mr. Maloney became the Senior Vice President of Bluegreen Resorts in May 2001 and a Senior Vice President of Bluegreen Corporation and the President of Bluegreen Resorts in May 2002. Mr. Kinsey became our Senior Vice President, Acquisitions and Development in May 2003.

(5) Amounts are for the nine-month transitional period ended December 31, 2002, when we transitioned from a March to a December fiscal year end.

      The Company did not grant any of the Named Executive Officers stock options or stock appreciation rights during 2004.

Option Exercises in 2004 and Year-End Option Values

      The following table sets forth information regarding the number of shares of Common Stock acquired and value realized upon the exercise of stock options during the year ended December 31, 2004, and the number and unrealized value of unexercised options held by each of the Named Executive Officers as of December 31, 2004. Unrealized values are computed by multiplying the number of shares by the amount by which the closing market price of the Common Stock on the NYSE as of December 31, 2004, exceeds the exercise price.

                                                            Number of
                                                            Securities
                                                            Underlying
                                                            Unexercised      Value of Unexercised
                                                            Options at       In-the-Money Options
                                                           Year-End (#)         at Year-End ($)
                                                           ------------         ---------------
                            Shares
                           Acquired           Value     Exercisable (E) vs.   Exercisable (E) vs.
       Name             On Exercise (#)   Realized ($)   Unexercisable (U)     Unexercisable (U)
       ----             ---------------   ------------   -----------------     -----------------
George F. Donovan           118,650        $1,352,081     433,568       E     $5,446,342       E
                                                          140,896       U     $2,303,641       U

John F. Chiste              161,140        $1,180,550          --       E     $       --       E
                                                           63,389       U     $1,036,410       U

Daniel C. Koscher           271,274        $2,490,374          --       E     $       --       E
                                                           89,224       U     $1,458,804       U

John M. Maloney, Jr.         30,000        $  454,689          --       E     $       --       E
                                                          120,000       U     $1,749,800       U

Douglas O. Kinsey                --                --          --       E     $       --       E
                                                               --       U     $       --       U

Employment Agreements

      In March 1998, we entered into employment agreements with each of Messrs. Donovan, Chiste and Koscher. In December 2001, we entered into new employment agreements with Messrs. Donovan and Chiste. In May 2002, we entered into a new employment agreement with Mr. Koscher. The terms of the employment agreements are for an initial one-year period, subject to automatic one-year extensions unless terminated by either the employee or us upon not less than 60 days notice prior to the end of the then-current term. The employment agreements provide that the employees will receive a base salary (currently $500,000 for Mr. Donovan and $300,000 each for Messrs. Chiste and Koscher), subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and certain other benefits and will be eligible to receive a cash bonus as determined by the Board of Directors. Under the employment agreements, if we terminate any employee without cause, we will pay the employee his base salary for the 15 months (12 months with an additional lump-sum payment equal to one year's salary in the case of Mr. Donovan) following such termination. A termination of the employee without cause shall be deemed to occur upon, among other things, a determination by the Company not to renew the employment agreement upon expiration of the then-current term, a significant decrease of the employee's position, duties or responsibilities, our failure to obtain the assumption of the employment agreement by any successor to our business, or the sale of all or substantially all of our business or assets or our liquidation. Upon any termination by us for cause (as defined in the employment agreements) or by the employee, the employee shall be entitled only to amounts then due to him. In the event the employee is disabled, the employee's employment shall be terminated and the employee shall be entitled to receive his base salary for 12 months following such termination. Pursuant to his employment agreement, each employee agreed, for 15 months (12 months in the case of Mr. Donovan) following his termination, not to compete with us, disclose confidential information about us, or solicit our current or former employees.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, except to the extent we specifically incorporate this Report or the performance graphs by reference therein.

Executive Officer Compensation

      Our compensation program for executive officers consists of three key elements: a base salary, an incentive bonus and periodic grants of stock options or other equity-based awards. The Compensation Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of Bluegreen Corporation and our shareholders. Thus, compensation for our executive officers involves a portion of pay which depends on incentive payments which are generally earned based on an assessment of performance in relation to corporate goals, and stock options, which directly relate a significant portion of an executive officer's long-term remuneration to stock price appreciation realized by our shareholders.

Base Salary

      We believe that the Company offers competitive salaries based on a review of market practices and the duties and responsibilities of each officer. In setting base compensation, the Compensation Committee periodically examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers. Salary decisions are determined based on an annual review by the Compensation Committee with input and recommendations from the Chief Executive Officer. Base salary determinations are made based on, among other things, competitive market salaries, the functional and decision making responsibilities of each position, and the contribution, experience and work performance of the executive officer.

Annual Incentive Bonus Plan

      Our management incentive bonus plan is designed to motivate executives by recognizing and rewarding performance. The annual incentive bonus plan compensates executives generally based on our profitability and the achievement of individual performance competencies and goals. Generally, a minimum corporate profitability threshold must be achieved before any bonus will be paid.

      Each participant's bonus is intended to take into account corporate and individual components, which are weighted according to the executive's responsibilities. Annual performance bonuses of approximately $2.6 million were paid to the Named Executive Officers based on their individual performances during 2004 as follows:

                       George F. Donovan                $662,129
                       John F. Chiste                   $397,277
                       Douglas O. Kinsey                $150,000
                       Daniel C. Koscher                $915,710
                       John M. Maloney, Jr.             $458,980

Stock Options and Other Equity-Based Compensations

      The granting of options is totally discretionary and options are awarded based on an assessment of an executive officer's contribution to our success and growth. Grants of stock options to executive officers, including the Named Executive Officers (other than the Chief Executive Officer), are generally made upon the recommendation of the Chief Executive Officer based on the level of an executive's position with us, an evaluation of the executive's past and expected performance, the number of outstanding and previously granted options and discussions with the executive. Generally, stock options are granted with an exercise price equal to 100% of the market value of our Common Stock on the date of grant and vest on the fifth anniversary of the date of grant. The Board of Directors believes that providing executives with opportunities to acquire an interest in our growth and prosperity through the grant of stock options enables us to attract and retain qualified and experienced executive officers and offer additional long-term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives' interests with those of our shareholders, since the ultimate value of such compensation is directly dependent on the stock price increases over time. In 2004, the Company did not grant any stock options to our Named Executive Officers.

      Our 2005 Stock Incentive Plan, if approved by shareholders at the Annual Meeting, will provide the Compensation Committee with the flexibility to award restricted stock as an additional means of granting equity-based compensation that aligns the interests of management with our shareholders by tying compensation to increases in our stock price.

Compensation of the Chief Executive Officer

      As previously indicated, the Compensation Committee believes that our total compensation program is appropriately based upon business performance, market compensation levels and personal performance. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer based on those factors described above for other executive officers as well as the Compensation Committee's assessment of Mr. Donovan's past performance as Chief Executive Officer and its expectation as to his future contributions. In 2004, Mr. Donovan received a base salary of $500,000, which was the same base salary that Mr. Donovan received in 2003.

      During 2004, Mr. Donovan was awarded an annual bonus of approximately $662,000. This compares to the award of an annual bonus of approximately $690,000 and stock options to acquire approximately 141,000 shares of Common Stock for the year ended December 31, 2003. The Committee concluded that Mr. Donovan's total compensation for 2004 was consistent with total compensation for other chief executives of publicly held companies in similar businesses and of similar size. The Committee also believes that Mr. Donovan's total compensation for 2005 reflects its confidence in Mr. Donovan's ability to lead the Company in the implementation of our strategic plans, including the Company's continued development and expansion of Bluegreen Resorts and identification of properties for development for Bluegreen Communities. The Committee's knowledge of Mr. Donovan's successful background, the awards won by Mr. Donovan in 2004 and recognition of his leadership by the timeshare industry, together with its observations of Mr. Donovan's performance during his tenure with us, served equally to assure the Committee of his ability to lead us as our chief executive.

Internal Revenue Code Limits on Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

      The Compensation Committee believes that it is generally in our best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute's requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet
Section 162(m) standards when necessary to enable us to meet our overall objectives, even if we may not deduct all of the compensation. Accordingly, the Compensation Committee this year approved and may in the future approve compensation arrangements for certain officers, including Mr. Donovan, that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under
Section 162(m) does in fact do so.

Submitted by the Members of the Compensation Committee:

      Scott Holloway
      J. Larry Rutherford
      Mark Nerenhausen

Shareholder Return Performance Graph

      The following graph assumes an investment of $100 on December 31, 1999 and thereafter compares the yearly percentage change in cumulative total return to our shareholders with an industry peer group (consisting of Intrawest Corporation, ILX Resorts, Sunterra Corporation, and Silverleaf Resorts) ("Peer Group") and a broad market index (the S&P 500). The graph shows performance on a total return (dividend reinvestment) basis. The graph lines connect fiscal year-end dates and do not reflect fluctuations between those dates.

                              [LINE GRAPH OMITTED]

Data Points in Performance Graph

                         1999      2000      2001      2002      2003      2004
Bluegreen Corporation  $100.00   $ 31.25   $ 40.00   $ 70.20   $124.80   $396.57
S & P 500               100.00     90.90     80.10     62.39     80.29     89.02
Peer Group              100.00     68.59     60.99     43.51     68.43     86.98

                             AUDIT COMMITTEE REPORT

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

      The Audit Committee held nine meetings during 2004. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and our independent auditors for 2004, Ernst & Young LLP ("EY"). The Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of our internal controls.

      The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management and EY.

      Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles and discuss with the Audit Committee their independence and any other matters they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the independent auditors.

      The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Our independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with EY its independence from us. When considering EY's independence, the Audit Committee considered whether their provision of services to us beyond those rendered in connection with their audit and review of our consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to EY for audit and non-audit services.

      Based on these reviews and meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the year ended December 31, 2004 be included in our Annual Report on Form 10-K for the year ended December 31, 2004.

      Submitted by the Members of the Audit Committee:

         Norman Becker
         J. Larry Rutherford
         Arnold Sevell

Fees to Independent Auditors for Fiscal 2004 and 2003

      The following table presents fees for professional services rendered by EY for the audit of our annual financial statements and fees billed for audit-related services, tax services and all other services rendered by EY for the years ended December 31, 2004 and December 31, 2003.

                                                 Year Ended          Year Ended
                                                December 31,        December 31,
                                                    2004                2003

Audit Fees (a)                                   $2,502,666           $445,128
Audit-related fees (b)                              110,451            119,238
Tax fees (c)                                          8,500             17,500
Other (d)                                             1,601              1,500

      (a) The 2004 fees include approximately $127,000 of fees related to a comfort letter that EY provided in connection with a proposed Rule 144A private placement of debt securities, which was postponed, and approximately $166,000 of fees reimbursed to us by Levitt related to the inclusion of our audited financial statements in certain of Levitt's filings with the SEC. The remainder of the 2004 fees related to the audit of our consolidated financial statements, assessments of our internal control over financial reporting for the fiscal year, quarterly reviews of our interim financial statements, accounting consultations on matters addressed during the audits or interim reviews.

            The 2003 fees include $65,000 of fees reimbursed to us by Levitt related to the inclusion of our audited financial statements in certain of Levitt's filings with the SEC. The 2003 fees also include approximately $50,000 of fees related to the commencement of EY's procedures in connection with the proposed Rule 144A private placement of debt securities discussed above. The remainder of the 2003 fees related to the audit of our consolidated financial statements, quarterly reviews of our interim financial statements and accounting consultations on matters addressed during the audits or interim reviews.

      (b) The 2004 fees include approximately $58,000 for the financial statement audit of one our subsidiaries and $30,000 of fees for the performance of certain agreed-upon procedures in connection with our receivable servicing operations. The remainder of the 2004 fees related to the audit of the Bluegreen Corporation Retirement Savings Plan.

            The 2003 fees include approximately $52,000 for the financial statement audit of one our subsidiaries, $22,000 of fees for the performance of certain agreed-upon procedures in connection with our receivable servicing operations and approximately $14,000 of fees for due diligence pertaining to potential business combinations. The remainder of the 2003 fees related to internal audit outsourcing procedures and the audit of the Bluegreen Corporation Retirement Savings Plan.

      (c) The 2004 fees include fees for reviewing our federal and certain of our state income tax returns. The 2003 fees include fees for reviewing our federal and certain of our state income tax returns as well as state and local tax consulting.

      (d) The 2004 and 2003 fees are for an online accounting research service subscription.

      All audit-related services, tax services and other services during 2004 were pre-approved by the Audit Committee, which concluded that the provision of such services by EY was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor's retention to audit our financial statements, including the associated fee, is approved by the Audit Committee before any audit work for that year is commenced. The Audit Committee has not approved the retention of the Company's independent auditor for 2005 pending the submission of a fee proposal by EY. Each year, the Audit Committee also pre-approves general categories of services that may be provided by the independent auditor within certain pre-approved budget ranges. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements
unless  such  potential   engagements  are  beyond  the  scope  of  the  general
pre-approved services or above the pre-approved budget limitations. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for specific pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

      The Audit Committee has determined that the provision of the services, other than audit services, described above are compatible with maintaining the principal independent auditor's independence.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 13, 2005, by (1) each director, (2) each of the Named Executive Officers, (3) all current directors and executive officers as a group and (4) all persons known to be the beneficial owners of more than five percent of our outstanding Common Stock. The amount of Common Stock held by executive officers includes nominal amounts held in our 401(k) plan. Unless otherwise noted, each shareholder has sole voting and investment power with respect to the shares of Common Stock listed.

                                                                       Options         Total Shares     Percent of
                                                                     Exercisable       Beneficially       Shares
                    Name                           Common Stock     Within 60 Days        Owned       Outstanding(1)
                    ----                           ------------     --------------        -----       --------------
Levitt Corporation .........................         9,517,325              --          9,517,325         31.4%
  1750 East Sunrise
  Blvd. Ft. Lauderdale, FL 33304(2)
John E. Abdo (2) ...........................         9,517,325              --          9,517,325         31.4%
Sheila B. Beauchesne .......................                --              --                 --           --
Norman H. Becker ...........................                --          10,000             10,000            *
John F. Chiste .............................               255              --                255            *
Lawrence A. Cirillo ........................                --          10,000             10,000            *
George F. Donovan ..........................            56,034         433,568            489,602          1.6%
Allan J. Herz ..............................             3,218           7,500             10,718            *
Scott W. Holloway ..........................                --          10,000             10,000            *
Douglas O. Kinsey ..........................                --              --                 --           --
Daniel C. Koscher ..........................            32,996              --             32,996            *
John Laguardia .............................                --          25,000             25,000            *
Alan B. Levan (2) ..........................         9,517,325              --          9,517,325         31.4%
John M. Maloney, Jr ........................             3,252          10,000             13,252            *
James R. Martin ............................                --              --                 --           --
Susan J. Milanese ..........................             1,665              --              1,665            *
Mark A. Nerenhausen ........................                --          10,000             10,000            *
Anthony M. Puleo (4) .......................               191              --                191            *
J. Larry Rutherford ........................                --          40,000             40,000            *
Arnold Sevell ..............................                --          10,000             10,000            *
All directors and executive officers as
as a group (19 persons)(3) .................         9,614,936         566,068         10,181,004         33.0%

----------

      *     Less than 1%.

(1) In accordance with the rules of the SEC, the denominator used to calculate the percent of shares outstanding includes shares issuable upon exercise of any options that are exercisable within 60 days and held by the applicable stockholder or group, plus 30,317,296 shares outstanding on April 13, 2005.

(2) Based on the most recently Schedule 13D filed with the SEC as of January 14, 2004, Messrs. Levan and Abdo may be deemed to control Levitt, and therefore the shares beneficially owned by Levitt may also be deemed to be beneficially owned by Messrs. Levan and Abdo.

(3) Includes the 9,517,325 shares held by Levitt, which may be deemed to be beneficially owned by both Messrs. Levan and Abdo by virtue of their control positions in Levitt and its controlling shareholder, BFC.

(4)   Includes shares held by Mr. Puleo's wife.

Proposal 2 -- Approval of the Company's 2005 Stock Incentive Plan

      On April 8, 2005, our Board of Directors adopted the Bluegreen Corporation 2005 Stock Incentive Plan, subject to the approval of the Company's shareholders. A summary of the Bluegreen Corporation 2005 Stock Incentive Plan follows but is qualified in its entirety by the full text of the plan document. The plan document is included at the end of this Proxy Statement in Appendix A and is incorporated by reference into this proposal.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE BLUEGREEN CORPORATION 2005 STOCK INCENTIVE PLAN.

Purpose of the Stock Incentive Plan

      The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility at the Company, to provide additional long-term incentive to the employees of the Company and its subsidiaries as well as other individuals, including members of the Board of Directors, who perform services for the Company and its subsidiaries, and to promote the success and profitability of the Company's business. If this plan is approved by shareholders, restricted stock and options will be available for issuance under this plan and the

Company will not issue any additional restricted stock award or options under the Company's existing stock options plans.

Description of the Stock Incentive Plan

      Types of Awards

      The Plan allows the Company to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock. In the past, stock options have been the principal form of long-term equity incentive used by the Company. The plan will give the Company greater flexibility to respond to changes in equity compensation practices given the anticipated impact of changes in accounting for stock options and other stock compensation.

      Administration

      The plan will be administered by a committee consisting of not less than two members of the Board of Directors. The administrative committee has broad discretionary powers. The Board of Directors may exercise any power or discretion conferred on the administrative committee. Initially, the plan will be administered by the Compensation Committee of our Board of Directors.

      Stock Subject to the Stock Incentive Plan

      A maximum of 2,000,000 shares of our Common Stock may be issued for restricted stock awards and upon the exercise of options granted under the plan. Any shares subject to stock awards or option grants under the plan which expire or are terminated, forfeited or canceled without having been exercised or vested in full, shall be available for further grant under the plan. As of April 12, 2005, the aggregate fair market value of the shares to be reserved under this plan was $28.4 million, based on the closing sales price per share of Common Stock of $14.20 on the NYSE on April 12, 2005.

      Eligibility

      The administrative committee will select the people who will receive stock option grants and restricted stock awards under the plan. Any employee or director of the Company or of any of the Company's subsidiaries or parent, and any independent contractor or agent of the Company, may be selected to receive restricted stock awards and stock option grants. As of April 13, 2005, approximately 4,500 individuals were eligible to be selected to receive restricted stock awards and stock option grants.

      Restricted Stock Awards

      The administrative committee may, in its discretion, grant awards of restricted stock to eligible individuals and eligible directors, up to a maximum of 100,000 shares of Common Stock. The administrative committee will determine at the time of the grant whether the award is a performance-based restricted stock award, the number of shares of Common Stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award. The administrative committee may not grant restricted stock awards for more than 500,000 shares in any one calendar year to any person who is a "covered employee" under Section 162(m) of the Code or to all such persons in the aggregate.

      As a general rule, shares of our Common Stock that are subject to a restricted stock award will be held by the administrative committee for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee will exercise any voting or tender rights in its discretion and hold and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.

      Vesting

      All restricted stock awards will be subject to a vesting schedule specified by the administrative committee when the award is made. If the administrative committee does not specify a vesting schedule, the award will vest on the first anniversary of the grant date. In the event of death or termination due to disability before the vesting date, unvested awards that would have vested within six months after death or termination for disability will be deemed vested. All other awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.

      Performance-Based Restricted Stock Awards

      At the time of grant, the administrative committee may designate a restricted stock award as a performance-based restricted stock award. If it does so, it shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. The performance goal(s) shall be based on one or more of the following:

      o     earnings per share,

      o     net income,

      o     EBITDA,

      o     return on equity,

      o     return on assets,

      o     core earnings,

      o     stock price,

      o strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals, and

      o     except in the case of a "covered  employee"  under Section 162(m) of
            the  Code,  any  other  performance   criteria  established  by  the
            administrative committee.

      Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made. At least 75% of any performance measurement period will occur after the performance goal(s) are established.

      The administrative committee will determine in its discretion whether the award recipient has attained the goals. If they have been attained, the administrative committee will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient). No performance-based restricted stock awards will be granted after the fifth anniversary of the plan's effective date unless the list of permissible performance goals is re-approved by the shareholders.

      Terms and Conditions of Stock Option Grants

      The administrative committee will set the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

      o It may not grant options to purchase more than 500,000 shares in the aggregate to individuals who are "covered employees" under Section 162(m) of the Code during any calendar year. In addition, it may not grant options to purchase more than 100,000 shares to any individual during any calendar year.

      o It may not grant a stock option with a purchase price that is less than the fair market value of a share of Common Stock on the date it grants the stock option.

      o It may not grant a stock option with a term that is longer than 10 years.

      The administrative committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Code and the plan. Unless otherwise designated by the administrative committee, options granted will be exercisable for a period of 10 years after the date of grant (or for a shorter period ending three months after the option holder's termination of employment due to disability, one year after termination of employment due to death, or immediately upon termination for any other reason). The exercise period may be further extended for limited periods in the administrative committee's discretion.

      Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, Common Stock already owned by the option holder, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, charitable organizations and on death of the option holder.

      Mergers and Reorganizations

      The number of shares available under the plan, the maximum limits on option grants and restricted stock awards to persons or groups of persons individually and in the aggregate, any outstanding awards and the number of shares subject to outstanding options may be adjusted to reflect any merger, consolidation or business reorganization in which we are the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient's rights. If a merger, consolidation or other business reorganization occurs and we are not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board, may be canceled and payment made to the option holder in an amount equal to the value of the canceled options or modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award shall be adjusted by allocating to the award recipient any money, stock, securities or other property received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the restricted stock award that applied to the shares for which it has been exchanged.

      Termination or Amendment

      Our Board of Directors has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the administrative committee; however, no amendment or termination may affect any option or restricted stock award granted prior to the amendment or termination without the recipient's consent, unless the administrative committee finds that such amendment or termination is in the best interests of the award recipients or our shareholders.

      Our Board of Directors has the authority to amend or revise the plan in whole or part at any time. As a NYSE listed company, we are required to seek shareholder approval for amendments to the plan that are deemed material under the NYSE listing rules.

      Term of Plan

      This plan will continue in effect for 10 years from the date of adoption by our Board of Directors unless terminated sooner. No performance-based restricted stock awards will be granted after the fifth anniversary of the plan's effective date unless the list of permissible performance goals is re-approved by the shareholders.

      Federal Income Tax Consequences

      The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock option grants that may be granted under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under
Section 401(a) of the Code.

      Restricted Stock Awards. The stock awards under the plan do not result in federal income tax consequences to either us or the award recipient. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the plan, such dividend amounts will also be included in the ordinary income of the recipient. We will generally be allowed to claim a deduction for compensation expense for this amount as well.

      In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

      Stock Options. Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.

      Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

      When a non-qualified stock option is exercised, we may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, we will not be allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.

      Deduction Limits. The Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our chief executive officer and any other executive officers named in the summary compensation table included in our annual proxy statement. There is an exception to this limit for "qualified performance-based compensation." We have designed this plan with the intention that the stock options and performance-based restricted stock awards that we grant after obtaining shareholder approval will constitute qualified performance-based compensation. As a result, we do not believe that the $1 million limit will impair our ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the plan. The $1 million limit would apply to (i) future restricted stock awards, if any, made to covered employees that are not designated as performance-based restricted stock awards and (ii) to all stock options and all restricted stock grants outstanding under the plan on the date of this Proxy Statement.

      The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the plan. State and local tax consequences may also be significant.

      If we do not receive shareholder approval, we will not grant any awards under the 2005 Stock Incentive Plan.

                                NEW PLAN BENEFITS
                   BLUEGREEN CORPORATION STOCK INCENTIVE PLAN

      The benefits that the Company's executive officers, directors and employees will receive under the 2005 Stock Incentive Plan are not determinable because the benefits to be awarded under the plan will depend on the discretion of the administrative committee and the fair market value of the Common Stock at various future dates. No determinations have been made as to whom awards will be granted to under the plan and, as a result, no information is provided concerning the benefits to be delivered under the plan to any individual or group of individuals.

                      EQUITY COMPENSATION PLAN INFORMATION

      The Company's shareholders have approved all of its equity compensation plans in existence as of December 31, 2004. Information about securities authorized for issuance under our equity compensation plans as of December 31, 2004, is as follows (in thousands, except per option data):

                                                                     Number of Securities Remaining
          Number of Securities to          Weighted-Average           Available for Future Issuance
          be Issued Upon Exercise         Exercise Price of          Under Equity Compensation Plans
            of Outstanding Stock          Outstanding Stock            (Excluding Outstanding Stock
                  Options                      Options                           Options)
          ------------------------------------------------------------------------------------------
                   1,645                        $5.29                              781

                                  OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting that may be brought before the Annual Meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      EY served as our independent public accountants for the year ended December 31, 2004. A representative of EY is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

                             ADDITIONAL INFORMATION

      "Householding" of Proxy Material. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or our transfer agent, Mellon Investor Services ("Mellon"), that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, we will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or Mellon if you hold registered shares. You can notify Mellon by sending a written request to Mellon Investor Services, 200 Galleria Parkway NW, Suite 1900, Atlanta, GA, 30339, attention Judy Hsu.

      Shareholder Proposals for the 2006 Annual Meeting. Proposals of our shareholders intended to be presented at the 2006 Annual Meeting of Shareholders must be received by us not later than December 19, 2005, to be considered for inclusion in our proxy materials relating to the 2006 Annual Meeting and, on or before March 3, 2006, for matters to be considered timely such that, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we may not exercise our discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to us at our principal office addressed to James R. Martin, Clerk. Other requirements for inclusion are set forth under Rule 14a-8 under the Exchange Act.

      Proxy Solicitation Costs. All costs of solicitation will be borne by us. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by our Directors, executive officers and regular employees, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

BY ORDER OF THE BOARD OF DIRECTORS


/S/ JAMES R. MARTIN

James R. Martin, Clerk
April 18, 2005

                                   Appendix A

                              BLUEGREEN CORPORATION
                            2005 STOCK INCENTIVE PLAN

      1. PURPOSES. The purposes of this Bluegreen Corporation 2005 Stock Incentive Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional long-term incentives to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success and profitability of the Company's business. Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "nonqualified stock options," at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the Stock Option Agreement (as defined in Section 2 below).

      2. DEFINITIONS. As used herein, the following definitions shall apply:

            (a) "Award Notice" shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

            (b) "Award Recipient" shall mean the recipient of a Restricted Stock Award.

            (c) "Beneficiary" shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient's death.

            (d) "Board of Directors" shall mean the Board of Directors of the Company.

            (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (f) "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

            (g) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan.

            (h) "Company" shall mean Bluegreen Corporation, a Massachusetts corporation, and its successors and assigns.

            (i) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee. Continuous Status as an Employee shall not be deemed terminated or interrupted by a termination of employment followed immediately by service as a non-Employee director of the Company or one or more of its Subsidiaries until a subsequent termination of all service as either a non-Employee director or an Employee.

            (j) "Covered Employee" shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a "covered employee" within the meaning of Section 162(m) of the Code.

            (k) "Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

            (l) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

            (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (n) "Fair Market Value" shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the relevant date, as reported in any newspaper of general circulation, or (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations ("Nasdaq") System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the relevant date, as reported by a generally recognized reporting service.

            (o) "Incentive Stock Option" shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (p) "Nonqualified Stock Option" shall mean a stock option not intended to qualify as an Incentive Stock Option or a stock option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of
Section 422 of the Code.

            (q) "Option" shall mean a stock option granted pursuant to the Plan.

            (r) "Optioned Stock" shall mean the Shares subject to an Option.

            (s) "Optionee" shall mean the recipient of an Option.

            (t) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (u)   "Performance-Based   Restricted  Stock  Award"  shall  mean  a
Restricted Stock Award to which Section 8(c) is applicable.

            (v) "Performance Goal" shall mean, with respect to any Performance-Based Restricted Stock Award, the performance goal(s) established pursuant to Section 8(c)(i), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

            (w) "Performance Measurement Period" shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

            (x) "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

            (y) "Restricted Stock Award" shall mean an award of Shares pursuant to Section 8.

            (z) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

            (aa) "Service" shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent or Subsidiary; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent or Subsidiary, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent or Subsidiary; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent or Subsidiary.

            (bb) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 9 of the Plan.

            (cc)  "Stock  Option   Agreement"  shall  mean  the  written  option
agreements described in Section 14 of the Plan.

            (dd) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

            (ee) "Transferee" shall mean a "transferee" of the Optionee as defined in Section 7(d) of the Plan.

      3. STOCK. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options under the Plan is 2,000,000 Shares. The maximum aggregate number of Shares which may be covered by Options granted to individuals who are Covered Employees shall be 500,000 Shares during any calendar year. The maximum aggregate number of Shares which may be issued as Restricted Stock Awards to individuals who are Covered Employees shall be 500,000 Shares during any calendar year. If an Option or Restricted Stock Award should expire or become unexercisable for any reason without having been exercised or vested in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

      Subject to the provisions of Section 9 of the Plan, no person shall be granted Options under the Plan in any calendar year covering an aggregate of more than 100,000 Shares. If an Option should expire, become unexercisable for any reason without having been exercised in full, or be cancelled for any reason during the calendar year in which it was granted, the number of Shares covered by such Option shall nevertheless be treated as Options granted for purposes of the limitation in the preceding sentence.

      4. ADMINISTRATION.

            (a) Procedure. The Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Company. The Committee shall consist of not less than two members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two members of the Board of Directors administer the Plan. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board may take any action and exercise any power, privilege or discretion under the Plan that would otherwise be the responsibility of the Committee.

            (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options or to grant Restricted Stock Awards; (ii) to determine, upon review of relevant information, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted or consideration for Restricted Stock Awards; (iv) to determine the persons to whom, and the time or times at which, Options and Restricted Stock Awards shall be granted and the number of Shares to be represented by each Option or Restricted Stock Award; (v) to determine the vesting schedule of the Options and Restricted Stock Awards to be granted; (vi) to interpret the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option or Restricted Stock Award granted (which need not be identical) and, with the consent of the holder thereof if required, modify or amend each Option or Restricted Stock Award; (ix) to accelerate or defer (with the consent of the holder thereof) the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted by the Committee; (xi) to grant an Option in replacement of Options previously granted under this Plan; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (c)   Effect   of   the   Committee's   Decision.   All   decisions,
determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.

      5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options and Restricted Stock Awards may be granted to Employees as well as directors, independent contractors and agents who are natural persons (but only if such Options or Restricted Stock Awards are granted as compensation for personal services rendered by the independent contractor or agent to the Company or a Subsidiary that are not services in connection with the offer or sale of securities in a capital-raising transaction or services that, directly or indirectly, promote or maintain a market for the Company's securities), as determined by the Committee. Any person who has been granted an Option or Restricted Stock Award may, if he is otherwise eligible, be granted an additional Option or Options or Restricted Stock Award.

      Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.

      The Plan shall not constitute a contract of employment nor shall the Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his right or the Company's or any Parent's or Subsidiary's right to terminate his employment or his provision of services at any time.

      6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors; provided, however, if the Plan is not approved by the shareholders of the Company in accordance with Section 15 of the Plan within 12 months after the date of adoption by the Board of Directors, the Plan and any Options or Restricted Stock Awards granted thereunder shall terminate and become null and void. The Plan shall continue in effect for 10 years from the effective date of the Plan, unless sooner terminated under Section 11 of the Plan.

      7. STOCK OPTIONS.

            (a) Term of Option. The term of each Option shall be 10 years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter time as may be provided in such Optionee's Stock Option Agreement

            (b) Exercise Price And Consideration.

            (i) Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

                  (A) In the case of an Incentive Stock Option which is

                        (1) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                        (2) granted to an Employee not within (1), the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                        (3) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) Certain Corporate Transactions. In the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an "incentive stock option") to preserve, on a per Share basis immediately after such corporate transaction, the same ratio of Fair Market Value per Option Share to exercise price per Share which existed immediately prior to such corporate transaction under the option issued by such other corporation.

            (iii) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company's capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company's jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the "cashless exercise" of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee's behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company's capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes.

            (c) Exercise of Option.

            (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company or its Subsidiaries and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7(b)(iii) of the Plan. Until the issuance of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), which in no event will be delayed more than 30 days from the date of the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (ii) Termination of Status as an Employee. Subject to this Section 7(c)(ii), if any Employee ceases to be in Continuous Status as an Employee, he or any Transferee may, but only within 30 days or such other period of time not exceeding three months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date he ceases to be an Employee, exercise his Option to the extent that he or any Transferee was entitled to exercise it as of the date of such termination. To the extent that he or any Transferee was not entitled to exercise the Option at the date of such termination, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate. If any Employee ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such Employee or any Transferee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee. Notwithstanding the foregoing, if an Employee ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, re-assignment to another member of the affiliated group of which the Company is a member or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7(c)(ii); provided that the Employee shall execute an agreement, in form and substance satisfactory to the Committee, waiving such

Employee's  right to have such  Employee's  Options  treated as Incentive  Stock
Options from and after a date determined by the Committee which shall be no later than three months from the date on which such Employee ceases to be in Continuous Status as an Employee, and such Employee's Options shall thereafter be treated as Nonqualified Stock Options for all purposes.

            (iii)  Disability  of Optionee.  Notwithstanding  the  provisions of
Section 7(c)(ii) above, in the event an Employee is unable to continue his employment as a result of his Disability, he or any Transferee may, but only within three months or such other period of time not exceeding 12 months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of termination of employment, exercise his Option to the extent he or any Transferee was entitled to exercise it at the date of such Disability. To the extent that he or any Transferee was not entitled to exercise the Option at the date of Disability, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate.

            (iv) Death of Optionee. In the event of the death of an Optionee:

                  (A) during the term of the Option and who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within 12 months (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death, by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one month after the date of death; or

                  (B) within 30 days or such other period of time not exceeding three months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three months following the date of death, by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination.

            (d) Transferability Of Options. During an Optionee's lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (1) a family member of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than 50% beneficial interest; (3) a foundation in which such persons collectively control the management of assets; (4) any other legal entity in which such persons collectively own more than 50% of the voting interests; or (5) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a "Transferee"); provided, however, in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

      8. RESTRICTED STOCK AWARDS.

            (a) In General.

            (i) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

                  (A) the  number  of Shares  covered  by the  Restricted  Stock
Award;

                  (B) the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

                  (C) whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

                  (D) the date of grant of the Restricted Stock Award; and

                  (E) the vesting date for the Restricted Stock Award;

            (ii) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

                  (A) registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

                  (B) registered in the name of Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

                  (C) registered in the name of and delivered to the Award Recipient.

      In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

            The Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between Bluegreen Corporation and [Name of Award Recipient] dated [Date] made pursuant to the terms of the Bluegreen Corporation 2005 Stock Incentive Plan, copies of which are on file at the executive offices of Bluegreen Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

and/or such other restrictive legend as the Committee, in its discretion, may specify.

            (iii) Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

            (b) Vesting Date.

            (i) The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

                  (A) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (1) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (2) the Fair Market Value of such Shares on the date of forfeiture);

                  (B) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (1) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (2) the Fair Market Value of such Shares on the date of forfeiture); and

            (c) Performance-Based Restricted Stock Awards.

            (i) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals the attainment of which shall be a condition of the Award Recipient's right to retain the related Shares. The Performance Goals shall be selected from among the following:

                  (A) earnings per share;

                  (B) net income;

                  (C) EBITDA;

                  (D) return on equity;

                  (E) return on assets;

                  (F) core earnings;

                  (G) stock price;

                  (H) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals;

                  (I) except in the case of a Covered Employee, any other performance criteria established by the Committee;

                  (J) any combination of (A) through (I) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items, taxes and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary (or individual business units) and/or the past or current performance of other companies.

            (ii) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

                  (A) if the Performance-Based Restricted Stock Award is granted during the first three months of the Company's fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

                  (B) in all other cases, the period of four consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

            (iii) Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

            (iv) If the Performance Goals for a Performance-Based Restricted Stock Award have been determined by the Committee to have been attained and certified, the Committee shall either:

                  (A) if the relevant vesting date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient;

                  (B) in all other cases, continue the Shares in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (1) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (2) the Fair Market Value of such Shares on the date of forfeiture).

            (v) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee's judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the

Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this Section 8(c)(v) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.

            (d) Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.

            (e) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award, shall be exercised by the Committee in its discretion.

            (f) Tender Offers. Each Award Recipient shall have the right to respond, or to direct the response, with respect to the issued Shares related to its Restricted Stock Award, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

            (g) Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient's death shall be paid to the executor or administrator of the Award Recipient's estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

            (h) Taxes. The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

      9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

      Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in the Committee's discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under the Plan in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options and Restricted Stock Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any such adjustment to an Option or Performance-Based Restricted Stock Award granted to a Covered Employee with respect to the Company or its Parent or Subsidiaries shall conform to the requirements of Section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code. The Committee's determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Restricted Stock Award.

      In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that holders of Common Stock will be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of the Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Optioned Stock equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled.

      In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

      Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options or Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

      10. TIME FOR GRANTING OPTIONS AND RESTRICTED STOCK AWARDS. The date of grant of an Option or Restricted Stock Award shall, for all purposes, be the date on which the Committee makes the determination granting such Option or Restricted Stock Award or such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of such grant.

      11. AMENDMENT AND TERMINATION OF THE PLAN.

            (a) Committee Action; Shareholders' Approval. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company's shareholders.

            (b) Effect of Amendment or Termination. No amendment or termination or modification of the Plan shall in any manner affect any Option or Restricted Stock Award theretofore granted without the consent of the Optionee or Award Recipient, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Options or Restricted Stock Awards theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of shareholders, Optionees or Award Recipients.

      12. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to a Restricted Stock Award unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of a Restricted Stock Award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an Option, grant of a Restricted Stock Award or delivery of Shares with respect to a Restricted Stock Award, the Company may require the Person exercising such Option or acquiring such Shares or Restricted Stock Award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

      13. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.

      14. STOCK OPTION AGREEMENT; AWARD NOTICE. Options shall be evidenced by written option agreements and Restricted Stock Awards shall be evidenced by Award Notices, each in such form as the Board of Directors or the Committee shall approve.

      15. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company entitled to vote thereon within 12 months after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of outstanding shares of the Company's common stock representing a majority of the votes entitled to be cast thereon. No Performance-Based Restricted Stock Awards shall be granted after the fifth anniversary of the date the Plan is adopted unless, prior to such date, the listing of permissible Performance Goals set forth in Section 8(c) shall have been re-approved by the shareholders of the Company in the manner required by
Section 162(m) of the Code and the regulations thereunder.

      16. OTHER PROVISIONS. The Stock Option Agreements or Award Notices authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option or vesting of the Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Option will be an incentive stock option as defined in Section 422 of the Code.

      17. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Restricted Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

      18. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

      19. WITHHOLDINGS; TAX MATTERS.

            (a) The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell


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

without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Option Agreement, an Option holder shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option holder) by a number equal to the quotient of (i) the total minimum amount of required tax withholding divided by (ii) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.

            (b) If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

            The Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between Bluegreen Corporation and [Name of Recipient] dated
            [Date] made pursuant to the terms of the Bluegreen Corporation 2005 Stock Incentive Plan, copies of which are on file at the executive offices of Bluegreen Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Award Recipient's termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (i) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (ii) the Fair Market Value of such Shares on the date of forfeiture).

      20. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

      21. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

      22. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

      23. SEVERABILITY. If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of the Plan and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.


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